Exhibit 5.1

March 1, 2012

Arch Coal, Inc.

One CityPlace Drive

Suite 300

St. Louis, Missouri 63141

Re:  Registration Statement on Form S-3

We have acted as counsel to Arch Coal, Inc., a Delaware corporation (the “Company”), and the wholly-owned direct or indirect subsidiaries of the Company listed on Schedule I hereto (collectively, the “Guarantors”) in connection with the Registration Statement on Form S-3 to be filed by the Company and the Guarantors with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (the “Registration Statement”), relating to the issuance and sale, from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, of an indeterminate amount of the following:

(1)	the Company’s debt securities, which may be either senior (the “Senior Debt Securities”) or subordinated (together with the Senior Debt Securities, the “Debt Securities”);

(2)	shares of the Company’s common stock, $0.01 par value (the “Common Stock”);

(3)	shares of the Company’s preferred stock, $0.01 par value (the “Preferred Stock”);

(4)	depositary shares (the “Depositary Shares”);

(5)	warrants (the “Warrants”);

(6)	purchase contracts (the “Purchase Contracts”);

(7)	units comprised of shares of Common Stock, shares of Preferred Stock, Warrants, Debt Securities, or any combination thereof (the “Units”);

(8)	guarantees of the Debt Securities (the “Guarantees”) by one or more of the Guarantors; and

(9)

an indeterminate amount of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units and Guarantees as may be issued upon settlement, exercise, conversion or exchange of any of the foregoing securities, including such indeterminate amount of such securities as may be issued pursuant to any applicable anti-dilution adjustment (collectively, the “Issuable Securities” and, together with the Debt Securities, Common Stock,

Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units and Guarantees and Purchase Contracts, the “Securities”).

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith, and the prospectus contained therein (the “Prospectus”); (ii) the Company’s Restated Certificate of Incorporation; (iii) the Company’s Bylaws, as amended; (iv) the respective certificates of incorporation, certificates of formation or similar organic documents, as the case may be, of each of the Guarantors; (v) the respective bylaws, limited liability company agreements or similar organic documents, as the case may be, of each of the Guarantors; (vi) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) which authorize and provide for the filing of the Registration Statement; and (vii) resolutions adopted by the respective boards of directors or managers or the members, as the case may be, of each of the Guarantors which authorize and provide for the filing of the Registration Statement.

For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company or any Guarantor) on each such document are genuine.  We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company and each Guarantor) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.  We have not verified any of the foregoing assumptions or any other assumptions set forth in this opinion letter.

The opinions expressed in this opinion letter are limited to (i) the law of the State of New York and (ii) the General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:

1.  Assuming the terms of any series of Debt Securities offered pursuant to the Registration Statement have been duly established in accordance with each indenture pursuant to which such Debt Securities are to be issued (each an “Indenture”), such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.  When one or more certificates representing the shares of the Common Stock to be offered pursuant to the Registration Statement, each complying with all applicable requirements of the DGCL, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any supplement to the Prospectus relating to such offering (a “Prospectus Supplement”) or a report filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended, and relating to such offering (an “Exchange Act Report”) and in accordance with any agreement or instrument binding upon the Company, the Common Stock will be validly issued, fully paid and nonassessable.

3.  When (i) either a Certificate of Amendment of the Company’s Restated Certificate of Incorporation or a Certificate of Designation, in either case fixing and determining the terms of any Preferred Stock to be offered pursuant to the Registration Statement, has been duly filed with the Delaware Department of State and payment in full of any filing fees attendant thereto has been made; and (ii) one or more certificates representing the shares of such Preferred Stock, each complying with all applicable requirements of the DGCL, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any Prospectus Supplement or Exchange Act Report and in accordance with any agreement or instrument binding upon the Company, the Preferred Stock will be validly issued, fully paid and nonassessable.

4.  Assuming the terms of any Depositary Shares offered pursuant to the Registration Statement have been duly established in accordance with the applicable deposit agreement (the “Deposit Agreement”), when (i) the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly executed and delivered by the Company and such depositary as shall have been duly appointed by the Company with respect thereto (the “Depositary”); (ii)(a) if any shares of Preferred Stock relate to such Depositary Shares, such shares of Preferred Stock have been duly authorized and are validly issued, fully paid and non-assessable as contemplated in numbered paragraph 3 above; and (b) if any Debt Securities relate to such Depositary Shares, such Debt Securities are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraph 1 above; (iv) the shares of Preferred Stock or the Debt Securities, as the case may be, relating to such Depositary Shares have been deposited with the Depositary in accordance with the applicable Deposit Agreement; and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any Prospectus Supplement or Exchange Act Report and in accordance with the applicable Deposit Agreement and any other agreement or instrument binding upon the Company, the Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.  Assuming the terms of any Warrants offered pursuant to the Registration Statement have been duly established in accordance with the applicable warrant agreement (the “Warrant

Agreement”), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.  Assuming the terms of any Purchase Contracts offered pursuant to the Registration Statement have been duly established in accordance with the applicable purchase contract agreement (the “Purchase Contract Agreement”), the Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.  Assuming that (i) the combination of the securities of which any Units offered pursuant to the Registration Statement consist has been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the terms of such Units have been duly established in accordance with the applicable purchase unit agreement (the “Unit Agreement”); (iii) any Debt Securities that form a part of such Units are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraph 1 above; (iv) any Warrants or Purchase Contracts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their respective terms, as contemplated in numbered paragraphs 5 and 6 above, respectively, as applicable; (v) any Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraphs 2 and 3 above, respectively, as applicable; (vi) any Depositary Shares that form a part of such Units are validly issued and entitle the holders thereof to the rights specified therein and in the applicable Deposit Agreement, as contemplated in numbered paragraph 4 above; and (vii) any debt obligations, including any U.S. Treasury Securities, of third parties that form a part of such Units have been duly authorized, executed, authenticated (if required), issued and delivered in accordance with their respective terms, the Units will be duly authorized and validly issued.

8.  Assuming that (i) the terms of the applicable Debt Securities have been duly established in accordance with the applicable Indenture and (ii) the applicable Debt Securities are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraph 1 above, the Guarantees will constitute valid and binding obligations of the applicable Guarantors, enforceable against the applicable Guarantors in accordance with their terms.

9.  If, pursuant to the terms thereof, any Issuable Securities are issuable upon settlement, exercise, conversion or exchange of any other Securities offered pursuant to the Registration Statement (the “Initial Securities”) or in accordance with any applicable anti-dilution adjustment, when the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any Prospectus Supplement or Exchange Act Report, in accordance with the terms of the applicable Initial Securities and the Issuable Securities, upon such issuance, the Issuable Securities so issued will be duly authorized, validly issued, fully paid and nonassessable.

The opinions set forth above are subject to the following additional assumptions:

(a)           The Registration Statement and any amendment thereto (including any post-effective amendment) will have become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

(b)           All Securities offered pursuant to the Registration Statement will be issued and sold (i) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and any Prospectus Supplement, Exchange Act Report or free writing prospectus (as defined in Rule 405 under the Securities Act) and (ii) only upon payment of the consideration fixed therefor in accordance with any applicable definitive underwriting, purchase, agency or similar agreement relating to the particular offering, including any amendment or supplement thereto (each a “Purchase Agreement”), and any other applicable agreement relating to the particular offering (including any applicable Indenture, Certificate of Designations or Certificate of Amendment of the Company’s Restated Certificate of Incorporation, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the registration statement are to be issued or governed, including any amendment or supplement to any of the foregoing), and there will not have occurred any change in law or fact affecting the validity of any of the opinions rendered herein with respect thereto;

(c)           In the case of an Indenture pursuant to which any Debt Securities offered pursuant to the Registration Statement are to be issued or governed, there will have been no addition, deletion or modification of the terms or provisions contained in the form of senior debt indenture included as Exhibit 4.19 to the Registration Statement or the form of subordinated debt indenture included as Exhibit 4.21 to the Registration Statement, as applicable, that would affect the validity of any of the opinions rendered herein;

(d)           A definitive Purchase Agreement, any other applicable agreement relating to the particular offering (including any applicable Indenture, Certificate of Designation or Certificate of Amendment of the Company’s Restated Certificate of Incorporation, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing) and, if applicable, the Securities themselves will have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, or the board of directors or managers or the members of a Guarantor, as the case may be, or a duly authorized committee thereof, and duly authorized and duly executed and delivered by the Company or the applicable Guarantor, as the case may be, and each of the other parties thereto;

(e)           In the case of any Purchase Agreement, Indenture Certificate of Designation or Certificate of Amendment of the Company’s Restated Certificate Amendment, Deposit Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement to any of the foregoing, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein;

(f)            The final terms of any Securities offered pursuant to the Registration Statement, and, when issued, the issuance, sale and delivery thereof, and the incurrence and performance of the obligations thereunder or in respect thereof in accordance with the terms thereof, and any consideration to be received for any such issuance, sale and delivery, (i) will comply with, and will not violate, (A) in the case of the Company, the Company’s Restated Certificate of Incorporation and the Company’s Bylaws, as they may be amended or supplemented hereafter, (B) in the case of a Guarantor, the applicable certificate of incorporation, certificate of formation or similar organic document and the applicable bylaws, limited liability company agreement or similar organic document, as they may be amended or supplemented hereafter, or (C) any applicable law, rule or regulation; (ii) will not result in a default under or breach of any agreement or instrument binding upon the Company or an applicable Guarantor; (iii) will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any such Guarantor, or to which the issuance, sale and delivery of such Securities or the incurrence and performance of such obligations may be subject; and (iv) will not violate any applicable public policy or be subject to any defense in law or equity; and

(g)           The Company and any applicable Guarantor, as the case may be, shall have taken any action required to be taken by the Company or such Guarantor, as the case may be, based on the type of Security being offered, to authorize the offer and issuance thereof, and such authorization shall remain in effect and unchanged at all times during which the Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any such Security takes place in accordance with such authorization); the Board of Directors of the Company, or a duly authorized committee thereof, or the board of directors of managers or the members of such Guarantor, or a duly authorized committee thereof, as the case may be, shall have duly established the terms of such Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Security in conformity with, in the case of the Company, the Company’s Restated Certificate of Incorporation and the Company’s Bylaws, as they may be amended or supplemented hereafter, and, in the case of a Guarantor, the applicable certificate of incorporation, certificate of formation or similar organic document and the applicable bylaws, limited liability company agreement or similar organic document, as they may be amended or supplemented hereafter (subject to the further assumption that any such organic documents of the Company or any such Guarantor have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the such Securities are offered and issued and shall not have been modified or rescinded (subject to the further assumption that the sale of any such Security takes place in accordance with such authorization).

To the extent that the obligations of the Company under any Indenture and any offered Debt Securities may be dependent upon such matters, we assume for purposes of this opinion letter that (i) the applicable financial institution serving as trustee pursuant to the terms of the Indenture (the “Trustee”) will be duly organized, validly existing and in good standing under the laws of its jurisdictions of organization; (ii) the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; (iii) such Indenture and any amendment or supplement thereto will have been duly authorized, executed and delivered by the Trustee and will constitute the valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, with respect to acting as a trustee under the Indenture and any amendment or supplement thereto, with all applicable laws and regulations; (v) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture and any amendment or supplement thereto; and (vi) the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 shall have been properly filed as an exhibit to the Registration Statement.

To the extent that the obligations of the Company under any Deposit Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement or other agreement pursuant to which any Securities offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (i) each party to any such agreement other than the Company and any Guarantor (including any applicable Depositary, warrant agent, purchase contract agent or other party acting in a similar capacity with respect to any Securities) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (ii) each such agreement and the applicable Securities will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms; (iii) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws and regulations; and (iv) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

The opinions set forth above are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights or remedies generally; (b) general principles of equity, regardless of whether such principles are considered in a proceeding at law or in equity; and (c) an implied covenant of good faith, reasonableness, fair dealing and standards of materiality.

We express no opinion with respect to any provision (i) that purports to waive forum non conveniens or trial by jury; (ii) that relates to judgments in currencies other than U.S. dollars; (iii) that purports to limit any person’s liability, or relieve any party of the consequences of, its own unlawful, willful, reckless, bad faith, or negligent acts or omissions, or that grants indemnity or a right of contribution; (iv) that purports to allow any party to interfere unreasonably in the conduct of another party’s business; (v) that purports to require the payment or reimbursement of fees, costs, expenses or other amounts that are unreasonable in nature or amount or without a reasonable accounting of the sums purportedly due or that are contrary to applicable law or public policy; (vi) that purports to prohibit the assignment of rights that are assignable pursuant to applicable law notwithstanding an agreement not to assign such rights; (vii) that purports to require that amendments or waivers to any agreement be in writing; (viii) relating to severability or set-off; (ix) that purports to limit access exclusively to any particular courts;  (x) that purports to place a limitation on lawsuits to the extent that it may conflict with federal bankruptcy law, in which case such provision may be deemed void or voidable under federal bankruptcy law; (xii) that provides that no recourse may be had against any successors of the Company or any stockholder of the Company that may be a controlling person under federal securities laws; (xiii) that purports to waive or modify any party’s obligations of good faith, fair dealing, diligence, mitigation of damages, reasonableness or due notice, or the right of redemption under the Uniform Commercial Code or other applicable law; (xiv) that provides for advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (xv) that provides that decisions by a party are conclusive or may be made in its sole discretion; (xvi) that consents to, or restricts governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (xvii) that waives broadly or vaguely stated rights; (xviii) that provides for exclusivity, election or cumulation of rights or remedies; (xix) that provides a proxy, power of attorney or trust; (xx) that prohibits, restricts, or requires consent to assignment or transfer of any right or property; and (xxi) that provides for liquidated damages, an increased interest rate on default, interest on interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions may be found to constitute a penalty.  We also express no opinion concerning whether a U.S. federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby or the net impact or result of any conflict of laws between or among laws of competing jurisdictions and the applicability of the law of any jurisdiction in such instance.

Regarding the Guarantees in particular, we note that guarantees are subject to particularly close scrutiny and strict construction.  Further, any waiver of defenses by any applicable Guarantor may be enforceable as to defenses which the Company could raise but may not be enforceable as to defenses which could be raised by the applicable Guarantors alone.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm’s name under the caption “Legal Matters” in the Prospectus.  In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Prospectus or any Prospectus Supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

SCHEDULE I

Subsidiary	Jurisdiction of Formation
Allegheny Land Company	Delaware
Arch Coal Sales Company, Inc.	Delaware
Arch Coal Terminal, Inc.	Delaware
Arch Coal West, LLC;	Delaware
Arch Development, LLC	Delaware
Arch Energy Resources, LLC	Delaware
Arch Reclamation Services, Inc.	Delaware
Ark Land Company	Delaware
Ark Land KH, Inc.	Delaware
Ark Land LT, Inc.	Delaware
Ark Land WR, Inc.	Delaware
Ashland Terminal, Inc.	Delaware
Bronco Mining Company, Inc.	West Virginia
Catenary Coal Holdings, Inc.	Delaware
Coal-Mac, Inc.	Kentucky
CoalQuest Development LLC	Delaware
Cumberland River Coal Company	Delaware
Hawthorne Coal Company, Inc.	West Virginia
Hunter Ridge, Inc.	Delaware
Hunter Ridge Coal Company	Delaware
Hunter Ridge Holdings, Inc.	Delaware
ICG, Inc.	Delaware
ICG, LLC	Delaware
ICG ADDCAR Systems, LLC	Delaware
ICG Beckley, LLC	Delaware
ICG East Kentucky, LLC	Delaware
ICG Eastern, LLC	Delaware
ICG Eastern Land, LLC	Delaware
ICG Hazard, LLC	Delaware
ICG Hazard Land, LLC	Delaware
ICG Illinois, LLC	Delaware
ICG Knott County, LLC	Delaware
ICG Natural Resources, LLC	Delaware
ICG Tygart Valley, LLC	Delaware
International Coal Group, Inc.	Delaware
Juliana Mining Company, Inc.	West Virginia
King Knob Coal Co., Inc.	West Virginia
Lone Mountain Processing, Inc.	Delaware
Marine Coal Sales Company	Delaware
Melrose Coal Company, Inc.	West Virginia
Mingo Logan Coal Company	Delaware
Mountain Gem Land, Inc.	West Virginia
Mountain Mining, Inc.	Delaware
Mountaineer Land Company	Delaware
Otter Creek Coal, LLC	Delaware

Subsidiary	Jurisdiction of Formation
Patriot Mining Company, Inc.	West Virginia
Powell Mountain Energy, LLC	Delaware
Prairie Holdings, Inc.	Delaware
Shelby Run Mining Company, LLC	Delaware
Simba Group, Inc.	Delaware
Upshur Property, Inc.	Delaware
Vindex Energy Corporation	West Virginia
Western Energy Resources, Inc.	Delaware
White Wolf Energy, Inc.	Virginia
Wolf Run Mining Company	West Virginia